EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



            Parent Company                        Subsidiary Company                    State of Incorporation
            --------------                        ------------------                    ----------------------

         Oneida Financial Corp                 The Oneida Savings Bank                         New York
        The Oneida Savings Bank             Oneida Preferred Funding Corp.                     Delaware

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